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EXHIBIT 23.2

Hadjipavlou Sofianos & Cambanis S.A.
Assurance & Advisory Services
250 - 254 Kifissias Ave. GR - 152 3I Halandri Athens, Greece
Tel: +30 (210) 6781.100 Fax: +30 (210) 6776.221-2 www.deloitte.gr

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A (Registration No. 143481) of our report dated Arril 25, 2007 except for Note 18(c) as to which the date is May 7, 2007, Note 18(e) as to which the date is May 15, 2007, and Note 18(d) as to which the date is May 17, 2007 relating to the consolidated financial statements of Paragon Shipping Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte.
Hadjipavlou, Sofianos & Cambainis S.A.
Athens, Greece
June 12, 2007

Hadjipavlou Sofianos & Carnbanis SA. Assurance &Advisory Services Co. Reg. No. 28953/01AT/B93/2052	Member of Deloitte Touche Tohmatsu

Thessaloniki: Adrianoupoleos Str., GR - 551 33 Kalamaria,
Tel.: +30 (2310) 406.500, Fax: +30 (2310) 416.447

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM